UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 28, 2011 (October 27, 2011)
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

508 W. WALL, SUITE 800
MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     As previously reported, on March 20, 2011, Dawson Geophysical Company (“Dawson”), 6446 Acquisition Corp., a wholly-owned subsidiary of Dawson (“Merger Sub”), and TGC Industries, Inc. (“TGC”) entered into an Agreement and Plan of Merger (as amended by Amendment to Agreement and Plan of Merger, dated August 23, 2011, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub would have merged with and into TGC, with TGC continuing as the surviving entity and a wholly owned subsidiary of Dawson.
     Pursuant to the terms of the Merger Agreement, TGC shareholders were to have received 0.188 shares of Dawson common stock, par value $0.331/3 per share (“Dawson Common Stock”), for every one share of TGC common stock, par value $0.01 per share (“TGC Common Stock”), if the average of the volume weighted average price (“VWAP”) of Dawson Common Stock on the NASDAQ during the 10 consecutive trading days ending on October 25, 2011 was equal to or greater than $32.54 but less than or equal to $52.54. Since the 10-day average of Dawson’s VWAP on October 25, 2011 was not within the designated range, Dawson and TGC engaged in discussions and exchanged letters concerning possible adjustments to the merger exchange ratio of Dawson Common Stock for TGC Common Stock prior to and on October 26 and 27, 2011. However, the parties were unable to reach agreement regarding an adjustment to the exchange ratio and TGC terminated the Merger Agreement.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On October 27, 2011, Dawson held a special meeting of shareholders to (i) approve the issuance of shares of Dawson Common Stock to shareholders of TGC pursuant to the Merger Agreement and (ii) approve adjournments of the Dawson special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Dawson special meeting to approve the foregoing proposal.
     Dawson’s shareholders approved both matters. The following is a summary of the voting results for each matter presented to Dawson shareholders:
     Approval of the issuance of shares of Dawson Common Stock to shareholders of TGC pursuant to the Merger Agreement:

FOR	AGAINST	ABSTAIN
6,085,725	29,971	4,501
     There were no broker non-votes on this proposal.
     Approval of the adjournments of the Dawson special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Dawson special meeting to approve the foregoing proposal:

FOR	AGAINST	ABSTAIN
5,856,565	259,680	3,953
     There were no broker non-votes on this proposal.

Item 8.01. Other Events.
     On October 28, 2011, Dawson issued a press release relating to the termination of the Merger Agreement. A copy of the press release is included herein as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Press release dated October 28, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DAWSON GEOPHYSICAL COMPANY

Date: October 28, 2011	By:	/s/ Christina W. Hagan

Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated October 28, 2011.